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                                                                    EXHIBIT 8(v)

                         DECEMBER 31, 2002 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             THE ALGER AMERICAN FUND
                  CANADA LIFE INSURANCE COMPANY of AMERICA and
                       FRED ALGER & COMPANY, INCORPORATED


This Amendment to the May 1, 1996 Participation Agreement among The Alger American Fund, Canada Life Insurance Company of America and Fred Alger & Company, Incorporated is made for the purpose of modifying Schedule A thereto by adding segregated asset accounts of the Canada Life Insurance Company of America to Schedule A therein. The Schedule should now read as follows:

                                   Schedule A:

The Accounts:

1.  Canada Life of America Variable Annuity Account 1
2.  Canada Life of America Variable Life Account 1


The Portfolios:

The Alger American Fund
-Alger American Small Capitalization Portfolio
-Alger American Growth Portfolio
-Alger American MidCap Growth Portfolio
-Alger American Leveraged AllCap Portfolio




                        [Signatures are on the next page]


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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.


                                             THE ALGER AMERICAN FUND


                                             By:/s/ Gregory S. Duch
                                             ----------------------
                                             Name:  Gregory S. Duch
                                             Title: Treasurer


                                             CANADA LIFE  INSURANCE
                                              COMPANY of AMERICA


                                             By:  /s/ Craig R. Edwards
                                             -------------------------
                                             Name:  Craig R. Edwards
                                             Title: Secretary


                                             FRED ALGER & COMPANY,
                                              INCORPORATED


                                             By: /s/Gregory S. Duch
                                             ----------------------
                                             Name:  Gregory S. Duch
                                             Title: Executive Vice President